Exhibit 99.1

Coherus BioSciences Provides Update on IPRs

Patent Trial and Appeal Board Institutes Two Additional IPRs Against AbbVie’s Patents

REDWOOD CITY, Calif., June 13, 2016 — Coherus BioSciences, Inc. (Nasdaq: CHRS), a leading pure-play, global biosimilars company with late-stage clinical products, today announced that it has received a favorable decision from the Patent Trial and Appeal Board (PTAB) of the US Patent and Trademark office instituting Coherus’ petitions for Inter Partes Review (IPR) of AbbVie’s U.S. Patents 9,017,680 and 9,073,987 ( Patents ‘680 and ‘987, respectively) related to the dosing regimen for AbbVie’s Humira (adalimumab) to treat rheumatoid arthritis.

“We are pleased by today’s decision by the PTAB to institute formal IPR proceedings related to patents ‘680 and ‘987. It is important to note that a panel of PTAB judges, different and independent from those that instituted our IPR on U.S. Patent 8,889,135, has provided further validation of the merits of Coherus’ arguments. We remain confident that these patents will be invalidated, de-risking our projected launch in 2018,” said Denny Lanfear, President and Chief Executive Officer of Coherus. “Coherus is committed to our position as an industry leader in the development of vibrant biosimilar market both in the United States, and abroad. We will continue to aggressively press forward with the development and commercialization of our Humira biosimilar consistent with our corporate strategy.”

About Coherus BioSciences, Inc.

Coherus is a leading pure-play global biosimilar platform company that develops and commercializes high-quality therapeutics for major regulated markets. Biosimilars are intended for use in place of existing, branded biologics to treat a range of chronic and often life-threatening diseases, with the potential to reduce costs and expand patient access. Composed of a team of proven industry veterans with world-class expertise in process science, analytical characterization, protein production and clinical-regulatory development, Coherus is positioned as a leader in the global biosimilar marketplace. Coherus is advancing three late-stage clinical products towards commercialization, CHS-1701 (pegfilgrastim biosimilar), CHS-0214 (etanercept biosimilar) and CHS-1420 (adalimumab biosimilar), as well as developing a robust pipeline of future products, including CHS-5217 (bevacizumab biosimilar) and CHS-3351 (ranibizumab biosimilar). For additional information, please visit www.coherus.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Coherus’ plans, potential opportunities, expectations, projections, goals, objectives, milestones, strategies, product pipeline, clinical studies, product development, release of data and the potential benefits of its products under development are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including Coherus’ expectations regarding its ability to advance its intellectual strategy for CHS-1420 including a final decision nullifying the ‘135, ‘680 and ‘987 Patents, to complete CHS-1420 development and to initiate CHS-1420 commercialization. Such forward-looking statements involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the clinical drug development process, including the regulatory approval process, the timing of our regulatory filings and other matters that could affect the availability or commercial potential of our biosimilar drug candidates, as well as possible patent litigation. Coherus undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Coherus’ business in general, see Coherus’ Annual Report on Form 10-Q for the quarter ended March 31, 2016, filed with the Securities and Exchange Commission on May 9, 2016 and its future periodic reports to be filed with the Securities and Exchange Commission.

HUMIRA® is a registered trademark of AbbVie Inc.

CONTACT:

Investors:

Patrick O’Brien

Coherus BioSciences, Inc.

pobrien@coherus.com

+1 (650) 649-3527

Media:

Megan Humphreys

McBee Strategic

mhumphreys@mcbeestrategic.com

+1(202) 465-7753